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Exhibit 10.4

The Coca-Cola Export Corporation

EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of the 11 day of March, 2002 by and between The Coca-Cola Export Corporation, a corporation organized and existing under the laws of the State of Delaware, in the United States of America (the "Company") and Alexander R. C. Allan hereinafter called "Employee").

        WHEREAS, the Company is engaged in the business of manufacturing, marketing and selling non-alcoholic beverages globally; and

        WHEREAS, the Company wishes to assure itself of the availability of the and services of Employee as President and Chief Operating Officer, Europe, Eurasia and Middle East Group based at the UK Branch Office in the United Kingdom, to provide leadership, strategies, policies and capabilities necessary to accomplish business results, and to that end desires to enter into a contract of employment upon the terms and conditions set forth herein; and

        WHEREAS, Employee desires to enter into such contract of employment;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

1.     SERVICES OF EMPLOYEE

        The Company hereby employs Employee during the Employment Period, as hereinafter defined, to perform the duties set forth for a President & Chief Operating Officer to include supervising the Sub-group offices of the Europe, Eurasia & Middle East Group and, indirectly, the operational offices in the relevant territories of the Europe, Eurasia & Middle East Group, offering advice and guidance on Coca-Cola corporate standards relating to such matters as plant engineering, bottling plant operation, quality control, the marketing and promotion of Coca-Cola owned brands, legal matters and field operations, and Employee hereby accepts such employment by the Company, all on and subject to the terms and conditions contained in this Agreement.

2.     HOURS AND PLACES OF EMPLOYMENT

        It is expected that Employee's duties will be performed primarily in the United Kingdom. Employee may be required to travel on the Company's business to such places as are necessary for the proper performance of his duties. The Company shall, subject to Clause 18 below, have the right to require Employee to devote 75% of his available time after vacation and public holidays to the performance of his duties under this agreement.

3.     EMPLOYMENT PERIOD

        The term of Employee's employment under this Agreement (the "Employment Period") began on January 1, 2002 and shall continue for an indefinite period after that date; provided, however, that the Employment Period may be terminated by the Company as provided in the published policy manuals applicable to the Company from time to time with respect to persons of Employee's age, employment grade and status, subject, however, to the condition that any termination by the Company, other than for cause, shall be effective only if written notice thereof is received by Employee not less than ninety (90) days prior to the date of termination specified in such notice.

4.     REMUNERATION OF EMPLOYEE

        The full and complete remuneration of Employee with respect to his employment under this Agreement shall be Four Hundred and Twenty Thousand Dollars ($420,000.00) per annum, subject to such tax equalization adjustments as may be applicable to Employee from time to time in accordance with the Company's policies and procedures for the tax equalization of employee remuneration. It shall be the responsibility of Employee to report and to account to the appropriate tax authorities in respect of all personal tax liabilities of Employee.

5.     EXPENSES

        Employee is authorized to incur reasonable expenses on behalf of the Company in connection with his duties under this Agreement, on a basis consistent with the Company's policy, including expenses for travel, entertainment and other business activities. The Company will pay or reimburse to Employee the amount of such expenses upon presentation to the Company within a reasonable time of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Company may from time to time require under its established policies and procedures.

6.     VACATION

        Employee is eligible for twenty-five (25) days of Annual Leave ("Vacations").

7.     RESETTLEMENT/RELOCATION

        The Company will pay the expense of moving personal and household goods and other relocation expenses in connection with Employee's move to London.

8.     REPORTS AND WRITTEN MATERIALS

        Employee shall promptly communicate and disclose to the Company all information, data and materials obtained by him in the course of his employment relating to the business of the Company. All written reports, recommendations, advice, records, documents and other materials prepared or obtained by Employee or coming into his possession during the Employment Period which relate to the performance by the Company of its business shall, as between the Company and Employee, be the exclusive property of the Company, and, at the end of the Employment Period, or at the request of the Company during the Employment Period, Employee shall promptly deliver all such written materials to the Company. Employee shall prepare and submit to the Company such regular periodic or special reports as the Company may request with respect to the activities undertaken by him or conducted under his direction in connection with the business of the Company during the Employment Period. All such reports and the information contained therein shall be and remain the exclusive property of the Company.

9.     CONFIDENTIAL INFORMATION

        Except as otherwise specifically agreed between the parties, Employee shall not, at any time during the Employment Period or thereafter, communicate or disclose to any unauthorized person or use for his own account or business any information, observations, data, written materials, records or documents referred to in paragraph 6 of this Agreement above, or any other information concerning the Company's business. The obligations contained in this paragraph 9 shall not apply in the event and to the extent that the information, observations, data, written materials, records or documents referred to in this paragraph 9 become generally known to or available for use by the public, other than by an act or omission of Employee in violation of the terms of this Agreement.

10.   NOTICES

        All notices, demands or other communications hereunder shall be given or made in writing and shall be delivered personally or sent by prepaid certified or registered airmail, with return receipt requested, addressed to the other party at the address set forth at the head of this Agreement or at such other address as may have been furnished by such other party in writing. Any notice, demand or other communication given or made by mail in the manner prescribed in this paragraph shall be deemed to have been received five (5) days after the date of mailing.

11.   ADDITIONAL ACTION

        Each of the parties to this Agreement shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

12.   GOVERNING LAW

        This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and determined in accordance with the laws of the state of Georgia, in the United States of America.

13.   ASSIGNMENT BY THE COMPANY

        This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor of the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. For the purposes of this Agreement, the term "successor" shall mean any person, firm, corporation or other business entity which, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the assets or business of the Company.

14.   ASSIGNMENT BY EMPLOYEE

        This Agreement shall be binding upon and shall inure to the benefit of Employee, his legal representatives and assigns, except that Employee's obligations to perform services under this Agreement are personal and are expressly declared to be non-assignable and nontransferable by him without the consent in writing of the Company.

15.   ENFORCEMENT

        The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement (or any part hereof), or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

16.   AMENDMENTS

        No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by both parties.

17.   SEVERABILITY

        If any severable provision of this Agreement is held to be invalid or unenforceable by any -judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

18.   ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement of the parties hereto with respect to Employee's employment by the Company and his remuneration therefor. The parties acknowledge that The

Coca-Cola Company in Atlanta, Georgia and Employee have entered into an employment agreement relating to Employee's services outside of the United Kingdom and principally in the United States. The parties to that employment agreement have agreed that, in case of conflict, the performance of Employee's duties under that agreement shall take precedence over the performance by Employee of his services under this Agreement. The parties hereto expressly agree that the Employment Period set forth in paragraph 3 of this Agreement shall not be terminated or affected in any way, and Employee's remuneration under this Agreement shall not be changed, by the termination for any reason whatsoever of Employee's employment under such employment agreement, the intent being that each employment shall be separate from, and independent of, the other.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and Employee has hereunto set his hand as of the day and year first above written.

THE COCA-COLA EXPORT CORPORATION
BY:	/s/ BRIAN G. DYSON Brian G. Dyson
BY:	/s/ ALEXANDER R. C. ALLAN Alexander R. C. Allan

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  Exhibit 10.4
EMPLOYMENT AGREEMENT